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                                                                       EXHIBIT 5


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                October 22, 1997


(213) 229-7000                                                     C 70231-00013

PAULA Financial
300 North Lake Avenue, Suite 300
Pasadena, CA 91101

    Re:  PAULA Financial - Form S-1 Registration Statement (No. 333-33159)

Gentlemen:


    We have acted as counsel for PAULA Financial, a Delaware corporation (the "Company"), in connection with the registration by the Company of 2,875,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-1 Registration Statement No. 333-33159 (the "Registration Statement") under the Securities Act of 1933, as amended. Of the 2,875,000 Shares, 2,212,814 Shares are being sold by the Company, 287,186 Shares are being sold by certain stockholders of the Company (the "Selling Stockholders"), and 375,000 Shares are subject to an option granted to the Underwriters (as defined below) by the Company and the Selling Stockholders to cover over-allotments. We understand that the Company proposes to sell the Shares to a group of underwriters (the "Underwriters") represented by Goldman, Sachs & Co. and Conning & Company for offering to the public.


    On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares have been duly authorized, and when issued and sold in accordance with the terms of the Registration Statement and an underwriting agreement between the Company and the Underwriters substantially in the form filed as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable.
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PAULA Financial
October 22, 1997
Page 2



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of Common Stock" contained in the prospectus that forms a part of the Registration Statement.


                                          Very truly yours,

                                          /s/ GIBSON, DUNN & CRUTCHER

                                          GIBSON, DUNN & CRUTCHER LLP

RAS:JDG:RAN
LC972940.060